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                                                                   EXHIBIT 10.15

                                 ZIX CORPORATION
                             STOCK OPTION AGREEMENT

Date of Grant                                                    Expiration Date

February 24, 2004                                              February 23, 2014

         THIS STOCK OPTION AGREEMENT (this "Option Agreement") is made and entered into as of the 24th day of February 2004 by and between Zix Corporation, a Texas corporation (the "Company"), and Richard Spurr ("Optionee").

         WHEREAS, the Company desires to employ Optionee as President and Chief Operating Officer of the Company, and Optionee desires to be employed by the Company in such capacities pursuant to an Employment Agreement, dated as of January 20th, 2004 (the "Employment Agreement");

         WHEREAS, pursuant to the terms of the Employment Agreement, the Company has agreed to grant stock options to Optionee to purchase 650,000 shares of the Common Stock, par value $.01 per share of the Company (the "Common Stock");

         NOW, THEREFORE, the parties intending to be legally bound, agree as follows:

1. OPTION GRANT. In consideration of the mutual agreements and covenants contained herein and in the Employment Agreement, the Company hereby grants to the Optionee, on the terms and conditions and subject to the restrictions as set forth in this Option Agreement, a non-qualified stock option ("Option"), to purchase 650,000 shares of Common Stock at a price per share (the "Option Price") equal to $10.80.

2.       DEFINITIONS.

         a. Acquiring Person. An "Acquiring Person" shall mean any person (including any "person" as such term is used in Sections 13 (d) (3) or 14 (d)
(2) of the Exchange Act) that, together with all Affiliates and Associates of such person, is the beneficial owner of 35% or more of the outstanding Common Stock. The term "Acquiring Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company (or trust with respect thereto) or subsidiary of the Company, or any person holding Common Stock of the Company for or pursuant to the terms of any such plan. For the purposes of this Option Agreement, a person who becomes an Acquiring Person by acquiring beneficial ownership of 35% or more of the Common Stock at any time after the date of this Option Agreement shall continue to be an Acquiring Person whether or not such person continues to be the beneficial owner of 35% or more of the outstanding Common Stock.

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         b.       Affiliate and Associate. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act in effect on the date of this Option Agreement.

         c. Board. "Board" shall mean the Board of Directors of the Company.

         d. Change in Control. A "Change in Control" of the Company shall have occurred if at any time during the term of this Option Agreement any of the following events shall occur:

                  (i)      Any Sale of the Company or any Material Subsidiary;
         or

                  (ii) Any Acquiring Person has become the beneficial owner of securities which, when added to any securities already owned by such person, would represent in the aggregate 35% or more of the then-outstanding securities of the Company that are entitled to vote to elect any class of directors;

                  (iii) If, at any time, the Continuing Directors then serving on the Board cease for any reason to constitute at least a majority thereof; or

                  (iv) Any occurrence that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Exchange Act.

         e. Continuing Director. A "Continuing Director" shall mean a director of the Company who (i) is not an Acquiring Person or an Affiliate or Associate thereof, or a representative of an Acquiring Person or nominated for election by an Acquiring Person, and (ii) was either a member of the Board on the date of this Option Agreement or subsequently became a director of the Company and whose initial election or initial nomination for election by the Company's shareholders was approved by a majority of the Continuing Directors then on the Board.

         f. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         g. Fair Market Value. "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by the Nasdaq National Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

         h. Material Subsidiary. A "Material Subsidiary" shall mean any majority-owned subsidiary of the Company that is material to the business of the Company, taken as a whole.

         i. Person. A "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an incorporated organization, or a government or

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political subdivision thereof and any other entity. A Person, together with that
Person's Affiliates and Associates, and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Company with that Person, shall be deemed a single "Person."

         j. Sale. A "Sale" occurs with respect to the Company or a Material Subsidiary, as applicable, if it engages in a merger, consolidation, recapitalization, reorganization, or sale, lease, license, transfer, or other effective disposition of all or substantially all of the Company's or Material Subsidiary's assets and the Company or its shareholders or Affiliates immediately before such transaction beneficially own, immediately after or as a result of such transaction, equity securities of the surviving or acquiring corporation or such corporation's parent corporation possessing less than 51% of the voting power of the surviving or acquiring Person or such Person's parent corporation, provided that a Sale shall not be deemed to occur upon any public offering or series of such offerings of securities of the Company or a Material Subsidiary that results in any such change in beneficial ownership.

         k. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

3.       TERM OF OPTION AND VESTING.

         a. The term of this Option shall expire, and shall not be exercisable with respect to any vested shares of Common Stock hereunder as to which the Option has not been exercised, on the tenth anniversary of the date hereof as set forth under "Expiration Date" above (the "stated term"), except as such stated term may be otherwise shortened by the other provisions set forth in Paragraph 5 below. Except as otherwise provided in subparagraph (b) below, the Option shall vest in increments as follows:

     Date                      Shares Vesting        Aggregate Shares Vested
     ----                      --------------        -----------------------
April 20, 2004                    162,500                   162,500
July 20, 2004                      44,318                   206,818
October 20, 2004                   44,318                   251,136
January 20, 2005                   44,318                   295,454
April 20, 2005                     44,318                   339,772
July 20, 2005                      44,318                   384,090
October 20, 2005                   44,318                   428,408
January 20, 2006                   44,318                   472,726
April 20, 2006                     44,318                   517,044
July 20, 2006                      44,318                   561,362
October 20, 2006                   44,319                   605,681
January 20, 2007                   44,319                   650,000

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         b.       Upon the occurrence of: a Change in Control, the Option shall immediately vest in full and remain exercisable for a period of six months as to all shares of Common Stock subject thereto. Furthermore, if Company terminates Employee's employment pursuant to Section 9(E)(without "Cause") of the Employment Agreement or Employee resigns employment pursuant to Section 9(D)(1)(with "Good Reason") of the Employment Agreement, then the option shares under this Option that would have become vested on the next vesting date (had Employee still been employed on the next vesting date) shall become vested as of the Date of Termination (as defined in the Employment Agreement); and Optionee shall have the period specified in Paragraph 5.a. below to exercise this Option with respect to the vested option shares.

4.       EXERCISE OF OPTION.

         a. The Option shall be exercisable only with respect to vested shares of Common Stock subject thereto and subject to Paragraph 5 below, shall not be exercisable with respect to any vested shares of Common Stock unless Optionee shall, at the time of exercise, be an employee, consultant or director of the Company or a Material Subsidiary, except as covered in Paragraph 3(b) above or Paragraph 5 below. However, this Option may not be exercised as to less than 100 vested shares at any one time (or the remaining shares then purchasable under this Option, if less than 100 shares).

         b. This Option may be exercised with respect to any vested shares of Common Stock only by written notice (the "Exercise Notice") by Optionee to the Company at its principal executive office to the attention of the Company's chief financial officer. The Exercise Notice shall be deemed given when deposited in the U. S. mails, postage prepaid, addressed to the Company at its principal executive office, or if given other than by deposit in the U.S. mails, when delivered in person to an executive officer of the Company at that office. The date of exercise of this Option shall be the date of the postmark if the notice is mailed or the date received if the notice is delivered other than by mail. The Exercise Notice shall state the number of shares in respect of which this Option is being exercised and, if the shares for which this Option is being exercised are to be evidenced by more than one stock certificate, the denominations in which the stock certificates are to be issued. The Exercise Notice shall be signed by Optionee and shall include his complete address, together with his social security number.

         c. This Option may be exercised either by tendering cash in the amount of the Option Price or, with the Company's consent, such consent to be given by the Compensation and Stock Option Committee of the Board, subject to compliance with applicable requirements of Section 16(b) under the Exchange Act, by tendering shares of Common Stock. The Exercise Notice shall be accompanied by payment of the aggregate Option Price of the shares purchased by cash, a certified cashier's check or, at the Company's option, by delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Option Price. The Exercise Notice shall also be accompanied by payment of the amount that the Company is required to withhold for federal income or other tax purposes (unless the Optionee has provided for payment of those taxes to the Company in another manner permitted under this Option Agreement). If the Option is exercised in full or in part, the Optionee shall surrender this Option Agreement to the Company so that the Company may make

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appropriate notation hereon or cancel this Option Agreement and issue a new agreement representing the unexercised portion of the Option.

         d. If the shares of Common Stock issued upon the exercise of the Option are covered by an effective registration statement under the Securities Act, the Option may be exercised by a broker-dealer acting on behalf of the Optionee if (i) the broker-dealer has received from the Optionee or the Company a fully- and duly-endorsed agreement evidencing the Option, together with instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to the Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited,
(ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, (iii) the broker-dealer delivers to the Company the aggregate Option Price in accordance with the paragraph above, and (iv) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

         e. The certificates for shares of Common Stock as to which this Option shall have been so exercised shall be registered in the name of the Optionee and shall be delivered to the Optionee at the address specified in the Exercise Notice. An option exercise shall be valid only if the Optionee makes payment or other arrangements relating to the withholding tax obligations discussed in Paragraph 9. In the event the person exercising this Option is a transferee of the Optionee by will or under the laws of descent and distribution, the Exercise Notice shall be accompanied by appropriate proof of the right of such transferee to exercise this Option.

         f. This Option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by Optionee. Without limiting the generality of the foregoing, this Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process, without the prior written consent of the Company. Any attempted assignment, transfer, pledge, or hypothecation contrary to the provisions hereof shall be void and ineffective for all purposes.

5.       TERMINATION OF OPTION.

         a. In the event Optionee ceases to be an employee of either the Company or a Material Subsidiary in the circumstances set forth below, this Option may be exercised with by the Optionee or his estate, personal representative or beneficiary to the fullest extent that Optionee was entitled to exercise the same on the Date of Termination (as defined in the Employment Agreement), after giving effect to the provisions of Paragraph 3.b. above, for the periods specified below:

Termination pursuant to Section 9(A) (death)            One year from death

Termination pursuant to Section 9(B) (by Company for    Six months from separation date
disability)

Termination pursuant to Section 9(C) (by Company for    Option shall automatically expire simultaneously
"Cause")                                                with separation date

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
Termination pursuant to Section 9(D)(1) (by Optionee    Six months from separation date
for "Good Reason")

Termination pursuant to Section 9(D)(2) (by Employee    Six months from separation date
for health reasons)

Termination pursuant to Section 9(E)(by Company         One year from separation date
without "Cause")

Termination pursuant to Section 9(F) (by Employee       30 days from separation date
other than for Good Reason or health impairment)

         b. After the Optionee's death, this Option shall be exercisable only by the executor or administrator of the Optionee's estate, or if the Optionee's estate is not in administration, by the person or persons to whom the Optionee's rights shall have passed by the Optionee's will or under the laws of descent and distribution of the state where the Optionee was domiciled at the date of death.

6. RIGHTS AS SHAREHOLDER. Neither the Optionee nor any person claiming under or through the Optionee shall be or have any rights or privileges of a shareholder of the Company in respect of any of the shares of Common Stock issuable upon the exercise of this Option, unless and until certificates representing such shares of Common Stock shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

7.       STATE AND FEDERAL SECURITIES REGULATION.

         a. The shares of Common covered by the Option have not been registered under the Securities Act or qualified under applicable state securities laws. The Company agrees to use commercially reasonable efforts to register the shares of Common Stock covered by the Option on a registration statement on Form S-8 within 90 days after the date of this Option Agreement and to use commercially reasonable efforts to maintain the effectiveness of such registration statement during the term of this Option Agreement and any period during which this Option is exercisable, subject to the following provisions related to the Company's ability to temporarily suspend the effectiveness of such registration statement.

         b. No shares of Common Stock covered by this Option shall be issued by the Company upon the exercise of this Option unless and until any then-applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel. The Company may suspend for a reasonable period or periods the time during which this Option may be exercised if, in the opinion of the Company, such suspension is required to enable the Company to remain in compliance with regulatory requirements relating to the issuance of shares of Common Stock subject to this Option. This Option is subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to this Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of this Option or the issue or purchase of shares under

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this Option, this Option may not be exercised in whole or in part until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall be under no obligation to effect or obtain any such listing, registration, qualification, consent or approval if the Company shall determine, in its discretion, that such action would not be in the best interest of the Company. The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock subject to an option upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body with respect to the granting or exercise of this Option or the issue or purchase of shares under this Option. At the Company's election, the certificate evidencing shares of Common Stock issued to the Optionee may be legended as follows, if necessary:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

Also, if applicable, a legend evidencing any transfer restrictions imposed by this Option Agreement may also, at the Company's election, be affixed to the shares of Common Stock issued to the Optionee.

8. ADJUSTMENT. If there is any change in the number or class of shares of Common Stock through the declaration of stock or cash dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number or class of shares subject to the Option and/or the Option Price may be proportionately adjusted by the Board in its sole discretion to reflect any such change in the number or class of issued shares of Common Stock; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. In the event of any other extraordinary corporate transaction, including but not limited to, distributions of cash or other property to the Company's shareholders, the Board may equitably adjust the shares subject to the Option and/or the Option Price as it deems appropriate in its sole discretion.

9. WITHHOLDING OF TAXES. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or any subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold all or any portion of the shares of Common Stock subject to this Option until the Optionee reimburses the Company or the applicable subsidiary for the amount the Company or the applicable subsidiary is required to withhold with respect to such taxes, subject to compliance with applicable requirements of Section 16(b) under the Exchange Act, canceling, retaining or withholding any portion of such shares of Common Stock in an amount sufficient to reimburse the Company or the applicable

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subsidiary for the minimum amount it is required to so withhold, or taking any other action reasonably required to satisfy the minimum withholding obligation of the Company or the applicable subsidiary.

10. CONTINUED EMPLOYMENT NOT PRESUMED. Nothing in this Option Agreement or any document describing it nor the grant of the Option shall give the Optionee the right to continue in employment with the Company or any of its Subsidiaries or affect the right of the Company to terminate the employment of the Optionee with or without Cause (as defined in the Employment Agreement).

11. APPLICABILITY OF 2003 NEW EMPLOYEE PLAN. This Option is not issued pursuant to any formal stock option plan of Zix Corporation. However, the applicable provisions of the Zix Corporation 2003 New Employee Stock Option Plan (relating to the administrative matters) (referred to herein as the "Plan") are incorporated herein by reference. In the event of any inconsistency, the provisions of the Plan shall govern, provided that no amendment shall be made to the Plan subsequent to the date hereof that impairs the Optionee's rights under this Option without the Optionee's written consent. The option shares covered by this agreement do not count toward the number of shares issuable under the Plan.

12. GOVERNING LAW. The interpretation, performance and enforcement of this Option Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the United States, as applicable, without reference to the conflict of laws rules thereof.

13. ENTIRE AGREEMENT. This Option Agreement, the Employment Agreement, and the Plan (to the extent applicable) constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Option Agreement shall be binding unless executed in writing by the party to be charged therewith. No waiver of any of the provisions of this Option Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

14. DUPLICATE ORIGINALS. Duplicate originals of this document shall be executed by both the Company and the Optionee, each of which shall retain one duplicate original.

15. NOTICE. Other than any Exercise Notice, any notice required or permitted to be given under this Option Agreement shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested, first-class postage prepaid, (i) if to the Optionee, at the address shown on the books and records of the Company, or (ii) if to the Company, at 2711 N. Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2911: Attention:
Treasurer, or any other address that may be given by either party to the other party by notice pursuant to this Paragraph. Any notice other than any Exercise Notice, if sent by registered or certified mail, shall be deemed to have been given when received.

16.      MISCELLANEOUS.

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         a.       If any provision of this Option Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable, or void, it being the intent and agreement of the parties that this Option Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

         b. All paragraph and, section titles and captions in this Option Agreement are for convenience only, shall not be deemed part of this Option Agreement, and in no way shall define, limit, extend, or describe the scope or intent of any provisions of this Option Agreement.

         c. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Option Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement, or condition.

                                           THE COMPANY:

                                           ZIX CORPORATION

                                           By: /s/ John A. Ryan
                                               ---------------------------------
                                               John A. Ryan, CEO

                                           OPTIONEE:

                                           /s/ Richard Spurr
                                           -----------------
                                           Richard Spurr

                                       9

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